Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-115598, No. 333-117954 and No. 333-150197) and Form S-8 (No. 333-111437) of our report dated March 29 2012, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ Kost Forer Gabbay and Kasierer
Kost Forer Gabbay and Kasierer
A Member of Ernst & Young Global

Haifa, Israel
March 29, 2012